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                                                                    Exhibit 3.18

                      RESTATED ARTICLES OF INCORPORATION OF

                           EVERGREEN HELICOPTERS, INC.

          Evergreen Helicopters, Inc., an Oregon corporation, pursuant to
Section 57.385 of the Oregon Business Corporation Act, adopts the following Restated Articles of Incorporation which supersede the heretofore existing Articles of Incorporation and amendments thereto:

                                    ARTICLE I

          The name of this corporation is Evergreen Helicopters, Inc., and its duration shall be perpetual.

                                   ARTICLE II

          The purpose or purposes for which the corporation is organized are to operate helicopters and fixed-wing aircraft for commercial purposes, to conduct a general aviation business and to engage in any lawful activity for which corporations may be organized under the Oregon Business Corporation Act.

                                   ARTICLE III

          The aggregate number of shares which the corporation shall have authority to issue is 500 shares of no par value common stock. The previously issued 50 shares of no par value common stock presently held by the corporation as treasury stock are hereby canceled. The previously issued 50 shares of no par value common stock presently outstanding are hereby changed into 500 shares of no par value common stock.

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                                   ARTICLE IV

          The amount of the stated capital of the corporation at the time of adoption of these Restated Articles of Incorporation is $4,000.

          We, the undersigned, declare under the penalties of perjury that we have examined the foregoing and to the best of our knowledge and belief it is true, correct and complete.


/s/ Delford M. Smith                           /s/ Phoebe A. Hocken
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Delford M. Smith, President                    Phoebe A. Hocken, Secretary

Dated: October 6, 1975

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